CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              BRIDGE BANCORP, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the president and the secretary of Bridge Bancorp, Inc., do hereby certify and set forth:

     (1) The name of the corporation is Bridge Bancorp, Inc.

     (2) The certificate of incorporation of Bridge Bancorp, Inc. was filed by the Department of State on the 13th day of September, 1988.

     (3) Paragraph 4. of the certificate of incorporation of Bridge Bancorp, Inc., which sets forth the aggregate number of shares of one class only of the common stock of the par value of Five Dollars ($5.00) which this corporation shall have authority to issue is hereby amended to increase the number of shares this corporation shall have the authority to issue simultaneously with reducing the par value of all shares, both issued and unissued, and to thereby read as follows:

          4. The aggregate number of shares which this corporation shall have authority to issue is 20,000,000 shares, which shall be common shares having a par value of One ($.01) Cent per share.

     This amendment to the certificate of incorporation of Bridge Bancorp., Inc. provides for a change of shares as follows:

          Issued Shares: The amendment provides for a change of the 4,249,047 issued common shares of the par value of $5.00 per share. Resulting from the change are 4,249,047 issued common shares of the par value of One ($.01) Cent per share. The terms of the change are as follows:
          4,249,047 issued shares of the common stock of the par value of $5.00 per share are changed into 4,249,047 issued shares of the common stock of the par value of One ($.01) Cent per share at a rate of 1 for 1.

          Unissued Shares: The amendment provides for a change of 2,250,953 unissued common shares of the par value of Five ($5.00) Dollars per share. Resulting from the change are 15,750,953 unissued common shares of the par value of One ($.01) Cent per share. The terms of the change are as follows: 2,250,953 unissued shares of the common stock of the par value of Five ($5.00) Dollars per share are changed into 15,750,953 unissued shares of the common stock of the par value of One ($.01) Cent per share at a rate of 1 for 6.9974597426.

          This amendment to the certificate of incorporation of Bridge Bancorp., Inc. reduces the stated capital of the corporation by reducing the par value of 4,249,047 issued common shares of the corporation from Five ($5.00) Dollars per share to One ($.01) Cent per share. The stated capital is thereby reduced from Twenty One Million Two Hundred Forty Five Thousand Two Hundred Thirty Five ($21,245,235.00) Dollars to Forty Two Thousand Four Hundred Ninety and 47/100 ($42,490.47) Dollars, a reduction of Twenty One Million Two Hundred Two Thousand Seven Hundred Forty Four and 53/100 ($21,202,744.53) Dollars, which amount represents the aggregate reduction in par value of the 4,249,047 issued common shares affected by this amendment, and which amount is transferred from stated capital to capital surplus.

     (4) This amendment to the certificate of incorporation of Bridge Bancorp, Inc. was authorized, pursuant to section 803(a) of the Business Corporation Law, by vote of the board of directors followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 19th day of April, 1999, a quorum being present.

     IN  WITNESS   WHEREOF,   the  undersigned  has  executed  and  signed  this
certificate this 14th day of June, 1999.

                                                    /s/ Thomas J. Tobin
                                                    --------------------------
                                                    Thomas J. Tobin, President

STATE OF NEW YORK )
                              ) ss:
COUNTY OF SUFFOLK)

     On the 14th day of June, 1999, before me personally came Thomas J. Tobin, to me known, who, being by me duly sworn, did depose and say that he resides at 2488 Montauk Highway, Bridgehampton, New York 11932; that he is the President of Bridge Bancorp, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                                /s/ Mary Hyer
                                                -------------
                                                Notary Public

                                                Mary A. Hyer
                                                Notary Public, State of New York
                                                No. 4811162, Suffolk County
                                                Commission Expires June 30, 2000